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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CARDIONET, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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CARDIONET, INC.
227 Washington Street #300
Conshohocken, Pennsylvania 19428

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On October 23, 2008

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of CARDIONET, INC., a Delaware corporation (the "Company"). The meeting will be held on Thursday, October 23, 2008 at 9:00 a.m. local time at the Philadelphia Marriott West located at 111 Crawford Avenue, West Conshohocken, Pennsylvania 19428 for the following purposes:

  1.
  To elect as Class I directors to hold office until the 2011 Annual Meeting of Stockholders the following two nominees recommended by the Board of Directors: Ronald A. Aherns and Fred Middleton.

  2.
  To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP, Independent Registered Public Accounting Firm, as independent auditors of the Company for its fiscal year ending December 31, 2008.

  3.
  To conduct any other business properly brought before the meeting.

        These items of business are more fully described in the Proxy Statement accompanying this Notice.

        The record date for the Annual Meeting is September 10, 2008. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors
Martin P. Galvan Secretary

Conshohocken, Pennsylvania
September 22, 2008

        You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

CARDIONET, INC.
227 Washington Street #300
Conshohocken, Pennsylvania 19428

PROXY STATEMENT
FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 23, 2008

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

        We have sent you this proxy statement and the enclosed proxy card because the Board of Directors of CARDIONET, INC. (sometimes referred to as the "Company" or "CardioNet") is soliciting your proxy to vote at the 2008 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or on the Internet.

        The Company intends to mail this proxy statement and accompanying proxy card on or about September 22, 2008 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

        Only stockholders of record at the close of business on September 10, 2008 will be entitled to vote at the annual meeting. On this record date, there were 23,138,248 shares of common stock of the Company ("Common Stock") outstanding and entitled to vote.

  Stockholder of Record: Shares Registered in Your Name

        If on September 10, 2008 your shares were registered directly in your name with the Company's transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

  Beneficial Owner: Shares Registered in the Name of a Broker or Bank

        If on September 10, 2008 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

        There are two matters scheduled for a vote:

  •
  Election as Class I directors to hold office until the 2011 Annual Meeting of Stockholders the following two nominees recommended by the Board of Directors: Ronald A. Aherns and Fred Middleton; and

  •
  Ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP, Independent Registered Public Accounting Firm, as independent auditors of the Company for its fiscal year ending December 31, 2008.

How do I vote?

        You may either vote "For" both the nominees to the Board of Directors or you may "Withhold" your vote for any nominee you specify. For each of the other matters to be voted on, you may vote "For" or "Against" or abstain from voting. The procedures for voting are fairly simple:

  Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy on the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

  •
  To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

  •
  To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

  •
  To vote over the telephone, dial toll-free 1-800-PROXIES (or 1-718-921-8500 if dialing from a foreign country) using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 12:00 midnight, Eastern time on October 23, 2008 to be counted.

  •
  To vote on the Internet, go to http://www.voteproxy.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 12:00 midnight, Eastern time on October 23, 2008 to be counted.

  Beneficial Owner: Shares Registered in the Name of Broker or Bank

        If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from CardioNet. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

        On each matter to be voted upon, you have one vote for each share of Common Stock you own as of September 10, 2008.

What if I return a proxy card but do not make specific choices?

        If you return a signed and dated proxy card without marking any voting selections, your shares will be voted "For" the election of the nominees for director and "For" the ratification of the selection of Ernst & Young LLP, Independent Registered Public Accounting Firm, as the Company's independent auditors for the fiscal year ending December 31, 2008. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

        The Company will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

        If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

        Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

  •
  You may submit another properly completed proxy card with a later date.

  •
  You may send a timely written notice that you are revoking your proxy to CardioNet's Secretary at 227 Washington Street #300, Conshohocken, Pennsylvania 19428.

  •
  You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year's annual meeting?

        To be considered for inclusion in next year's proxy materials or if you wish to submit a proposal that is not to be included in next year's proxy materials or to nominate a director, you must submit such proposal, nomination or other matter in writing to CardioNet's Secretary at 227 Washington Street #300, Conshohocken, Pennsylvania 19428 not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the 2008 Annual Meeting; provided, however, that in the event that the date of the 2009 Annual Meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the 2008 Annual Meeting, your written proposal must be delivered not earlier than the close of business on the 120th day prior to the 2009 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2009 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2009 Annual Meeting is first made by the Company.

        Your notice to the Secretary shall set forth: (A) your name and address, and the class and number of shares of the Company's Common Stock which you beneficially own; (B) whether you intend to deliver a proxy statement and form of proxy to the holders of at least the number of shares of the Company necessary to carry the proposal, or in the case of a nomination for director, a sufficient number of shares of the Company necessary to elect such nominee; (C) as to each person whom you propose to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 and Rule 14a-4(d) thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (D) as to any other business that you propose to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest you have in such business.

        For more information, please refer to the Company's Bylaws filed as Exhibit 3.2 to the Company's Registration Statement on Form S-1 (File No. 33-145547) originally filed with the United States Securities and Exchange Commission on August 17, 2007.

How are votes counted?

        Votes will be counted by the inspector of election appointed for the meeting, who will separately count "For" and "Withhold" and, with respect to proposals other than the election of directors, "Against" votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as "Against" votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are "broker non-votes"?

        Broker non-votes occur when a beneficial owner of shares held in "street name" does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed "non-routine." Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be "routine," but not with respect to "non-routine" matters. Under the rules and interpretations of the New York Stock Exchange ("NYSE"), "non-routine" matters are generally those involving a contest or a matter that may substantially affect the rights or privileges of shareholders, such as mergers or stockholder proposals.

How many votes are needed to approve each proposal?

  •
  For the election of directors, the two nominees receiving the most "For" votes (from the holders of votes of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected. Only votes "For" or "Withheld" will affect the outcome.

  •
  To be approved, Proposal No. 2, ratification of the selection of Ernst & Young LLP, Independent Registered Public Accounting Firm, as our independent auditors for the fiscal year ending December 31, 2008, must receive a "For" vote from the majority of shares present and entitled to vote either in person or by proxy. If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

What is the quorum requirement?

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares are present at the meeting in person or represented by proxy. On the record date, there were 23,138,248 shares outstanding and entitled to vote. Thus, the holders of 11,569,125 shares must be present in person or represented by proxy at the meeting or by proxy to have a quorum.

        Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy or the chairman of the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

        Preliminary voting results will be announced at the annual meeting. Final voting results will be published in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2008.

PROPOSAL 1

ELECTION OF DIRECTORS

        Our Board of Directors currently consists of ten authorized members and is divided into three classes, each of which has a three year term. Class I consists of four directors, Class II consists of three directors and Class III consists of three directors. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director's successor is elected and qualified.

        The Board of Directors currently has eight members and there are currently two directors serving as Class I directors: Ronald A. Ahrens and Fred Middleton. The term of office of the Class I directors expires in 2008. We are nominating each of the individuals currently serving as Class I directors for re-election at the 2008 Annual Meeting. Accordingly, following the annual meeting, it is expected that there will be two vacancies in the Class I directors, and we are seeking to identify individuals to fill these vacancies. Mr. Middleton was previously elected by the stockholders of the Company and Mr. Ahrens was appointed by the Board of Directors in August 2008. If elected at the annual meeting, each of these nominees would serve until the 2011 annual meeting and until his successor is elected and has qualified, or, if sooner, until the director's death, resignation or removal. It is the Company's policy to invite directors and nominees for director to attend the annual meeting. The Company did not hold an annual meeting of stockholders in 2007.

        Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The two nominees receiving the most "For" votes (among votes properly cast in person or by proxy) will be elected. If no contrary indication is made, shares represented by executed proxies will be voted "For" the election of the two nominees named above or, if either nominee becomes unavailable for election as a result of an unexpected occurrence, "For" the election of a substitute nominee designated by our Board of Directors. Each nominee has agreed to serve as a director if elected, and we have no reason to believe that any nominee will be unable to serve.

The Board Of Directors Recommends
A Vote In Favor Of Each Named Nominee.

        The following is a brief biography for each nominee for Class I director and each person whose term of office as a Class II or Class III director will continue after the annual meeting.

Name	Age	Position
Directors:
Ronald A. Ahrens(2),(3)	68	Director
Fred Middleton(1)	58	Director
Class II Directors:
Kirk E. Gorman(1)	57	Director
Woodrow A. Myers Jr., M.D.(1)	54	Director
Randy H. Thurman(2),(3)	59	Executive Chairman and Director
Class III Directors:
Arie Cohen	60	President, Chief Executive Officer and Director
Eric N. Prystowsky, M.D.(2),(3)	61	Director
Robert J. Rubin, M.D.(2),(3)	62	Director

    (1)
    Member of the audit committee.

    (2)
    Member of the compensation committee.

    (3)
    Member of the nominating and corporate governance committee.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2011 ANNUAL MEETING

         Ronald A. Ahrens.    Mr. Ahrens has been a member of our Board of Directors since August 2008. From 2004 to the present, Mr. Ahrens has served as the Vice Chairman of the Board of Directors and as a member of the Compensation Committee of Temptime Corporation, a food and healthcare technology company. Mr. Ahrens has also served as a member of the Board of Directors of Uluru, Inc., a pharmaceutical company, June 2008 to present. Previously he served as a member of the Board of Directors and Chairman of the Compensation Committee of VIASYS Healthcare Inc., a global medical technology company, from November 2001 until its acquisition in July 2007 for $1.5 billion by Cardinal Health. Mr. Ahrens' past experience includes serving as a member of the Board of Directors of Closure Medical Corporation, a medical devices corporation, from 1999 through June 2004, St. Ives Laboratories, Inc., a hair and skin care company from 1995 to 1997 and from 1990 to 1993 as a member of the Board of Directors of Alcide Corporation, an animal healthcare technology company. Earlier in his career, Mr. Ahrens held various positions with Merck & Co, Inc. a global pharmaceuticals products company, including President of Merck Consumer Healthcare Group Worldwide and Executive Vice President of Merck Consumer Healthcare Group International. Mr. Ahrens received an undergraduate degree in English from Concordia College and a Masters in Sacred Theology from Concordia Seminary.

         Fred Middleton.    Mr. Middleton has been a member of our Board of Directors since April 2000. Since 1987, he has been a General Partner/Managing Director of Sanderling Ventures, a firm specializing in biomedical venture capital. From 1984 through 1986, he was the Managing General Partner of Morgan Stanley Ventures, an affiliate of Morgan Stanley & Co. Earlier in his career, Mr. Middleton was part of the original management team at Genentech, Inc., a biotechnology company, serving there from 1978 through 1984 as Vice President of Finance and Corporate Development, and Chief Financial Officer. He has played active management roles in many biomedical companies, including as Chairman, CEO or director of a number of Sanderling portfolio companies, currently including Stereotaxis, Inc., a medical device company where he serves as Chairman, and Favrille, Inc., a biotechnology company where he serves as director, as well as serving as member of the Board of Directors of several private held biomedical companies. Mr. Middleton received an undergraduate degree in Chemistry from the Massachusetts Institute of Technology and an M.B.A. with distinction from Harvard Business School.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NOMINEE NAMED ABOVE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2009 ANNUAL MEETING

         Kirk E. Gorman.    Mr. Gorman has been a member of our Board of Directors since August 2008. Mr. Gorman has served as the Senior Vice President, Chief Financial Officer of Jefferson Health System, a hospital system in Philadelphia, Pennsylvania since September 2003 and as Chairman of the Board of Directors of Care Investment Trust, a real estate investment trust, since June 2007. Mr. Gorman has also been a member of the Board of Directors and Audit Committee of IASIS Healthcare LLC since February 2004. From April 1987 to March 2003, Mr. Gorman served as the Senior Vice President, Chief Financial Officer of Universal Health Services, Inc, a hospital management company and President, Chief Financial Officer and a member of the Board of Trustees of Universal Health Realty Income Trust, a real estate investment trust specializing in healthcare and human service related facilities. From November 2001 to December 2003 and February 2005 until its acquisition by Cardinal Health, Inc. in July 2007, Mr. Gorman served as a member of the Board of Directors of Viasys Healthcare, Inc. a healthcare technology company. Mr. Gorman received an undergraduate degree from Dartmouth College with distinction and an M.B.A. from the Amos Tuck School of Business.

         Woodrow A. Myers Jr., M.D.    Dr. Myers has been a member of our Board of Directors since August 2007. Since December 2005, he has served as the Managing Director of Myers Ventures LLC, an investment firm with interests in health care consulting and international health. From October 2000 to January 2005, Dr. Myers served as Executive Vice President and Chief Medical Officer of WellPoint, Inc., a health benefits company. From 1996 to 2000, Dr. Myers served as Director of Health Care Management for Ford Motor Company, an automobile company. From 1991 to 1995, Dr. Myers served as the Corporate Medical Director for Anthem Blue Cross Blue Shield (then known as the Associated Group), a health care company. Dr. Myers currently serves on the Board of Directors of Thermogenesis Corp., a health care products company, Genomic Health, Inc., a life science company, Express Scripts, Inc., a pharmacy benefit management company, and the Stanford University Hospitals and Clinics. He is a Visiting Professor of Medicine at the UCLA School of Medicine. Dr. Myers received an undergraduate degree in Biological Sciences and an M.B.A. from Stanford University and an M.D. from Harvard Medical School.

         Randy H. Thurman.    Mr. Thurman has served as our Executive Chairman and a member of our Board of Directors since July 2008. Since May 2008 Mr. Thurman has served as a Senior Advisor to New Mountain Capital, LLC, a private and public equity investment firm. From July 2007 through June 2008 Mr. Thurman served as a consultant to Cardinal Health, Inc., a global healthcare provider. From April 2001 until its acquisition by Cardinal Health, Inc. in July 2007, Mr. Thurman served as Chief Executive Officer of Viasys Healthcare Inc., a healthcare technology company. Mr. Thurman also served as Chairman of the Board of Directors and President of Viasys Healthcare Inc. from November 2001 and July 2004, respectively, until the time of its acquisition by Cardinal Health, Inc. From 1996 to April 2001, Mr. Thurman served as Chairman and Chief Executive Officer of Strategic Reserves LLC, a privately held company providing funding and strategic direction to healthcare technology companies. From 1993 to 1996, Mr. Thurman was Chairman and CEO of Corning Life Sciences, Inc., which was a global leader in clinical laboratory testing, pharmaceutical research and esoteric reference testing. Concurrent with the aforementioned positions, Mr. Thurman served as Chairman of the Board of Directors of Enzon Pharmaceuticals, Inc. from 1994 to 2001. From 1984 to 1993, Mr. Thurman held various positions at Rhone-Poulenc Rorer Pharmaceuticals, Inc., a global pharmaceutical company, ultimately as its President. Mr. Thurman received an undergraduate degree in Economics from Virginia Polytechnic Institute and a Master's in Economics from Webster University.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2010 ANNUAL MEETING

         Arie Cohen.    Mr. Cohen has served as our President and Chief Executive Officer since November 2007 and as a member of our Board of Directors since December 2007. From November 2003 to November 2007, Mr. Cohen held several positions with Viasys Healthcare Inc., a healthcare technology company that was acquired by Cardinal Health, Inc. in June 2007, most recently as Group President Respiratory Care. From August 2001 to November 2003, Mr. Cohen served as President of ARC Healthcare Consulting, a healthcare consulting company that he founded. Mr. Cohen received an undergraduate degree in electrical engineering from California State Polytechnic University Pamona and a master's degree in Electrical Engineering from UCLA.

         Eric N. Prystowsky, M.D.    Dr. Prystowsky has been a member of our Board of Directors since March 2001. Since 1988, Dr. Prystowsky has served as the Director, Clinical Elecrophysiology Laboratory at St. Vincent Hospital, Indianapolis Indiana. Since 1988, Dr. Prystowsky has served as Consulting Professor of Medicine at Duke University. Since 2004, he has served as the associate editor of Hurst Textbook of Cardiology and, since January 2004, he has served as editor-in-chief of the Journal of Cardiovascular Electrophysiology. From 1992 to 1994, he served as the Chairman of the American Heart Association's Committee on Electrocardiography and Electrophysiology and, from May 2001 to May 2002, as President of the Heart Rhythm Society. Dr. Prystowsky also served as the Chairman of the ABIM test writing committee for the Electrophysiology Boards until July 2008. Dr. Prystowsky currently serves on the Board of Directors of Stereotaxis, Inc., a biotechnology company. Dr. Prystowsky received an undergraduate degree from the Pennsylvania State University and an M.D. from the Mount Sinai School of Medicine.

         Robert J. Rubin, M.D.    Dr. Rubin has been a member of our Board of Directors since July 2007. He has been a clinical professor of medicine at Georgetown University since 1995. From 1987 to 2001, he was president of the Lewin Group (purchased by Quintiles Transnational Corp. in 1996), a national health policy and management consulting firm. From 1994 to 1996, Dr. Rubin served as Medical Director of ValueRx, a pharmaceutical benefits company. From 1992 to 1996, Dr. Rubin served as President of Lewin-VHI, a health care consulting company. From 1987 to 1992, he served as President of Lewin-ICF, a health care consulting company. From 1984 to 1987, Dr. Rubin served as a principal for ICF, Inc., a health care consulting company. From 1981 to 1984, Dr. Rubin served as the Assistant Secretary for Planning and Evaluation at the Department of Health and Human Services and as an Assistant Surgeon General in the United States Public Health Service. Dr. Rubin is a board certified nephrologist and internist. Dr. Rubin received an undergraduate degree in Political Science from Williams College and an M.D. from Cornell University.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

        As required under the Nasdaq Stock Market ("Nasdaq") listing standards, a majority of the members of a listed company's Board of Directors must qualify as "independent," as affirmatively determined by the Board of Directors. The Board of Directors consults with the Company's counsel to ensure that the Board of Directors' determinations are consistent with relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in pertinent listing standards of the Nasdaq, as in effect from time to time.

        Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent registered public accounting firm, the Board of Directors has affirmatively determined that the following directors are independent directors within the meaning of the applicable Nasdaq listing standards: Messrs. Ahrens, Gorman, Middleton and Thurman and Drs. Myers, Prystowsky and Rubin. In making this determination, the Board of Directors found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company. Mr. Cohen, the Company's President and Chief Executive Officer is not an independent director by virtue of his employment with the Company and Mr. Sweeney, who resigned from the Board of Directors in September 2008, was not an independent director by virtue of his former employment with the Company.

MEETINGS OF THE BOARD OF DIRECTORS

        The Board of Directors met eight times during the fiscal year ended December 31, 2007. All directors except Lawrence Lewin and Timothy Mills attended at least 75% of the aggregate of the meetings of the Board of Directors and of the committees on which they served, held during the period for which they were directors or committee members, respectively. Messrs. Lewin and Mills resigned from the Board of Directors in July 2007.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

        During the fiscal year ended December 31, 2007, the Board of Directors of CardioNet maintained two committees; the Audit Committee and the Compensation Committee. In March 2008, concurrently with the closing of the Company's initial public offering, the Board of Directors replaced the former Compensation Committee with a Compensation, Nominating and Corporate Governance Committee. In August 2008, the Board of Directors separated the Compensation, Nominating and Corporate Governance Committee into two separate committees: a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for fiscal year 2007 for each of the committees of the Board of Directors in existence through December 31, 2007:

Name	Audit	Compensation
Fred Middleton	X*	X*
Timothy Mills, Ph.D.		X
Harry Rein	X
James M. Sweeney	X
Daniel C. Wood		X
Total meetings in fiscal 2007	1	1

    *
    Committee Chairperson

        Below is a description of each committee of the Board of Directors as such committees have been constituted since August 2008 and are presently constituted. The Board of Directors has determined that each current member of each committee meets the applicable SEC and Nasdaq rules and regulations regarding "independence" and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

        The Audit Committee of the Board of Directors was established by the Board of Directors in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 to oversee the Company's corporate accounting and financial reporting processes and audits of its financial statements. The Board of Directors has adopted an Audit Committee Charter which is available on our website at http://investors.cardionet.com. The functions of this committee include, among other things:

  •
  evaluating the performance of our independent auditors and determining whether to retain their services for the ensuing year;

  •
  reviewing and pre-approving the engagement of our independent auditors to perform audit services;

  •
  reviewing and proposing to the full Board of Directors for approval any permissible non-audit services;

  •
  reviewing our annual financial statements and reports and discussing the statements and reports with our independent auditors and management;

  •
  reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation, and matters concerning the effectiveness of internal auditing and financial reporting controls; and

  •
  establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters.

        Both our independent registered public accounting firm and management periodically meet privately with our Audit Committee.

        Our Audit Committee currently consists of Messrs. Middleton and Gorman and Dr. Myers, each of whom is a non-employee director of our Board of Directors. Mr. Middleton is the Chairman of our Audit Committee. The Audit Committee met one time in 2007 at which time it was comprised of Messrs. Middleton, Rein and Sweeney. Effective January 2008, prior to the Company's initial public offering, Mr. Sweeney resigned as a member of the Audit Committee and was replaced as a member of the Audit Committee by Dr. Myers. Effective August 4, 2008, Mr. Rein resigned as a member of the Board of Directors and the Audit Committee and was replaced as a member of the Audit Committee by Mr. Thurman. Effective August 22, 2008, Mr. Thurman was replaced by Mr. Gorman. The Board of Directors reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all current members of the Company's Audit Committee are independent (as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards). Our Board of Directors has determined that Mr. Middleton is a financial expert. The Board of Directors made a qualitative assessment of Mr. Middleton's level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer for public reporting companies.

Report of the Audit Committee of the Board of Directors

        The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2007 with the Company's management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the PCAOB in Rule 3600T and has discussed with the independent registered public accounting firm the independent registered public accounting firm' independence. Because the registration statement for the Company's initial public offering completed in March 2008 contained the financial statements at and for the fiscal year ended

December 31, 2007, the Company did not file an Annual Report on Form 10-K with the SEC for the fiscal year ended December 31, 2007.

                      Kirk E. Gorman
                      Fred Middleton
                      Woodrow A. Myers Jr., M.D.

        This Report of the Audit Committee is not "soliciting material" and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this report by reference, and shall not otherwise be deemed filed under such Acts.

Compensation Committee

        The Compensation Committee currently consists of four directors, Mr. Ahrens, the Chairman of the Compensation Committee, Drs. Prystowsky and Rubin and Mr. Thurman. All members of the Company's Compensation Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards.

        The Compensation Committee met one time during the fiscal year ended December 31, 2007 at which time it was comprised of Messrs. Middleton, Rein and Sweeney with Mr. Middleton serving as the Chairman of the Compensation Committee. At the closing of the Company's initial public offering the Board of Directors replaced the former Compensation Committee with a Compensation, Nominating and Corporate Governance Committee which was comprised of Messrs. Middleton and Drs. Prystowsky and Rubin. From the date of the creation of the Compensation, Nominating and Corporate Governance Committee through his resignation from the Board of Directors in August 2008, Mr. Rein served as the Chairman of the Compensation, Nominating and Corporate Governance Committee. Following Mr. Rein's resignation from the Board of Directors, Mr. Thurman was appointed to serve as a member and as the Chairman of the Compensation, Nominating and Corporate Governance Committee. In August 2008, the Board of Directors separated the Compensation and Nominating and Corporate Governance Committee into two separate committees: a Compensation Committee and a Nominating and Corporate Governance Committee, and appointed Mr. Ahrens and Drs. Prystowsky and Rubin to serve as members of the Compensation Committee, with Mr. Ahrens serving as Chair of the Compensation Committee. In September 2008, the Board of Directors appointed Mr. Thurman to serve as an additional member of the Compensation Committee. The Board of Directors has adopted a Compensation Committee Charter which is available on our website at http://investors.cardionet.com.

        The Compensation Committee of the Board of Directors acts on behalf of the Board of Directors to review, recommend for adoption and oversee the Company's compensation strategy, policies, plans and programs, including:

  •
  reviewing and recommending to the Board of Directors the compensation and other terms of employment of our executive officers;

  •
  reviewing and recommending to the Board of Directors performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;

  •
  evaluating and recommending to the Board of Directors the equity incentive plans, compensation plans and similar programs advisable for us, as well as modification or termination of existing plans and programs;

  •
  reviewing and periodically accessing the adequacy of compensation to be paid or awarded to members of the Board of Directors;

  •
  establishing policies with respect to equity compensation arrangements;

  •
  reviewing the competitiveness of our executive compensation programs and evaluating the effectiveness of our compensation policy and strategy in achieving expected benefits to us;

  •
  reviewing and recommending to the Board of Directors the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers; and

  •
  reviewing with management our disclosures under the caption "Compensation Discussion and Analysis" and recommending to the full Board of Directors its inclusion in our periodic reports to be filed with the Securities and Exchange Commission.

        Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in or be present during any deliberations of the Compensation Committee regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company, as well as authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties.

        Our Compensation Committee retains the services of third party executive compensation specialists and consultants from time to time, as it sees fit, in connection with the establishment of cash and equity compensation and related policies. Our Compensation Committee is currently in the process of developing our compensation strategy and philosophy for 2008 and thereafter. Our Board of Directors is currently in the process of evaluating the role of the Compensation Committee in the process of determining the Company's compensation strategy and may make changes to that role in the future.

        The specific recommendations of the Compensation Committee with respect to executive compensation for the fiscal year ended December 31, 2007 are described in greater detail in the Compensation Discussion and Analysis section of this proxy statement.

Compensation Committee Interlocks and Insider Participation

        As indicated above, the Compensation Committee currently consists of Mr. Ahrens and Drs. Prystowsky and Rubin. No member of the Compensation Committee has ever been an executive officer or employee of ours. None of our officers currently serves, or has served during the last completed year, on the Compensation Committee or the Board of Directors of any other entity that has one or more officers serving as a member of the Board of Directors or the Compensation Committee.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis ("CD&A") contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the CD&A be included in this proxy statement.

                      Fred Middleton

        This Compensation Committee Report is not "soliciting material" and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this report by reference, and shall not otherwise be deemed filed under such Acts.

Nominating and Corporate Governance Committee

        The Board of Directors established the Compensation, Nominating And Corporate Governance Committee in March 2008 concurrently with the closing of the Company's initial public offering. In August 2008, the Board of Directors separated the Compensation and Nominating and Corporate Governance Committee into two separate committees: a Compensation Committee and a Nominating and Corporate Governance Committee, and appointed Messrs. Thurman and Ahrens and Drs. Prystowsky and Rubin to serve as members of the Nominating and Corporate Governance Committee, with Mr. Thurman serving as Chair of the Nominating and Corporate Governance Committee. The Board of Directors has adopted a Nominating and Corporate Governance Committee Charter which is available on our website at http://investors.cardionet.com. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards).

        The functions of the Nominating and Corporate Governance Committee include, among other things:

  •
  identifying, reviewing and evaluating candidates to serve on our Board of Directors consistent with criteria approved by our Board of Directors;

  •
  determining the minimum qualifications for service on our Board of Directors;

  •
  evaluating director performance on the Board of Directors and applicable committees of the Board of Directors and determining whether continued service on our Board of Directors is appropriate;

  •
  reviewing, evaluating and recommending individuals for membership on our Board of Directors;

  •
  evaluating nominations by stockholders of candidates for election to our Board of Directors;

  •
  considering and assessing the independence of members of our Board of Directors;

  •
  developing, as appropriate, a set of corporate governance policies and principles, including a code of business conduct and ethics and reviewing and recommending to our Board of Directors any changes to such policies and principles;

  •
  periodically reviewing with our CEO the succession plans for the office of CEO and for other key executive officers, and making recommendations to our Board of Directors of appropriate individuals to succeed to these positions;

  •
  considering questions of possible conflicts of interest of directors as such questions arise;

  •
  reviewing the adequacy of our Nominating And Corporate Governance Committee charter on a periodic basis; and

  •
  reviewing and evaluating, at least annually, the performance of the Nominating And Corporate Governance Committee.

        The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company's stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board of Directors, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board of Directors and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors' overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair the directors' independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates' qualifications and then selects a nominee by majority vote.

        The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors for the 2009 Annual Meeting of Stockholders may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee on or before January 30, 2009 at the following address: 227 Washington Street #300, Conshohocken, Pennsylvania 19428, Attn: Secretary. Submissions must include the full name of the proposed nominee, a description of the proposed nominee's business experience for at least the previous five years, complete biographical information, a description of the proposed nominee's qualifications as a director and the name of the nominating stockholder, a representation that the nominating stockholder is a beneficial or record holder of the Company's stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

        The Company's Board of Directors has adopted a formal process by which stockholders may communicate with the Board of Directors or any of its directors. This information is available on the Company's website at http://investors.cardionet.com.

CODE OF ETHICS

        The Company has adopted the CardioNet, Inc. Code of Business Conduct and Ethics that applies to all officers, directors and employees. We intend to maintain the highest standards of ethical business practices and compliance with all laws and regulations applicable to our business. The Code of Business Conduct and Ethics is available on our website at http://investors.cardionet.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website at http://investors.cardionet.com.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2008 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since 2004. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Neither the Company's Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors. However, the Audit Committee of the Board of Directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board of Directors in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

        In connection with the audit of the 2007 financial statements, the Company entered into an engagement agreement with Ernst & Young LLP which sets forth the terms by which Ernst & Young LLP will perform audit services for the Company. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages.

        The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2006 and December 31, 2007, by Ernst & Young LLP, the Company's principal accountant. All fees described below were approved by the Audit Committee.

	Fiscal Year Ended
	2007	2006
	(in thousands)
Audit Fees(1)	$1,419,318	$153,000
Audit-related Fees (specifically describe audit-related fees incurred)	—	—
Tax Fees(2)	$69,045	$78,395
All Other Fees(3)	$1,500	—

Total Fees	$1,489,863	$231,395

    (1)
    Audit fees were principally for services rendered for the audit and/or review of our consolidated financial statements. Also includes fees for services rendered in connection with (i) a private placement of preferred stock prior to our initial public offering and (ii) our initial public offering, including, without limitation, the filing of registration statements and other documents with the SEC, the issuance of accountant consents and comfort letters and assistance in responding to SEC comment letters.

    (2)
    Tax Fees consist of fees billed in the indicated year for professional services performed by Ernst & Young LLP with respect to tax compliance, tax advice and tax planning.

    (3)
    All Other Fees consist of fees billed in the indicated year for other permissible work performed by Ernst & Young LLP that is not included within the above category descriptions.

PRE-APPROVAL POLICIES AND PROCEDURES.

        The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent auditor, Ernst & Young LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee's approval of the scope of the engagement of the independent auditor or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee's members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

        The Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant's independence.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

EXECUTIVE OFFICERS

        The following table sets forth information regarding our executive officers as of August 31, 2008:

Name	Age	Position
Executive Officers:
Arie Cohen	60	President, Chief Executive Officer and Director
Martin P. Galvan, CPA	56	Chief Financial Officer; Chief Operating Officer, PDSHeart
Manny S. Gerolamo	55	Senior Vice President, Sales and Marketing
John F. Imperato	51	Senior Vice President, Business Operations
Anna McNamara, RN	60	Senior Vice President, Clinical Operations

Biographical Information for Executive Officers

         Arie Cohen.    Mr. Cohen has served as our President and Chief Executive Officer since November 2007 and as a member of our Board of Directors since December 2007. From November 2003 to November 2007, Mr. Cohen held several positions with Viasys Healthcare Inc., a healthcare technology company that was acquired by Cardinal Health, Inc. in June 2007, most recently as Group President Respiratory Care. From August 2001 to November 2003, Mr. Cohen served as President of ARC Healthcare Consulting, a healthcare consulting company that he founded. Mr. Cohen received an undergraduate degree in electrical engineering from California State Polytechnic University Pamona and a master's degree in Electrical Engineering from UCLA.

         Martin P. Galvan, CPA.    Mr. Galvan has served as our Chief Financial Officer since September 2007 and as our Chief Operating Officer, PDSHeart since October 2007. From June 2001 to July 2007, Mr. Galvan held several positions with Viasys Healthcare Inc., a healthcare technology company that was acquired by Cardinal Health, Inc. in June 2007, most recently as Executive Vice President, Chief

Financial Officer and Director Investor Relations. From 1999 to 2001, Mr. Galvan served as Chief Financial Officer of Rodel, Inc., a precision surface technologies company. From 1979 to 1998, Mr. Galvan held several positions with Rhone-Poulenc Rorer Pharmaceuticals, Inc., a pharmaceuticals company, including Vice President, Finance Worldwide; President & General Manager, RPR Mexico & Central America; Vice President, Finance, Europe/Asia Pacific; and Chief Financial Officer, United Kingdom & Ireland. Mr. Galvan received an undergraduate degree in Economics from Rutgers University.

         Manny S. Gerolamo.    Mr. Gerolamo has served as our Senior Vice President, Sales and Marketing since January 2008. From September 2006 to January 2008, Mr. Gerolamo served as Executive Director, Cardiovascular Specialty Sales of Reliant Pharmaceuticals, a pharmaceutical company. From February 2006 to August 2006, Mr. Gerolamo served as Vice President, Sales and Marketing of Inspirion Pharmaceuticals, a pharmaceutical company. From May 2004 to January 2006, Mr. Gerolamo served as Vice President, Sales and Marketing of Fournier Pharma, a pharmaceutical company. From May 2000 to May 2004, Mr. Gerolamo served as Executive Director, Sales and Marketing Operations of Reliant Pharmaceuticals. Mr. Gerolamo received an undergraduate degree in Speech Pathology and Audiology from Lehman College and an M.B.A. from New York University.

         John F. Imperato.    Mr. Imperato has served as our Senior Vice President, Business Operations since June 2008. From June 2007 to June 2008, Mr. Imperato served as Senior Vice President, Integration and Business Operations with Cardinal Health, Inc, a global manufacturer and distributor of medical and surgical supplies and technologies. From January 2006 to June 2007, Mr. Imperato served as Senior Vice President, Business Operations with Viasys Healthcare Inc., a healthcare technology company that was acquired by Cardinal Health, Inc. in June 2007. From October 2001 to January 2006, Mr. Imperato served as Corporate Vice President, Finance with Viasys Healthcare Inc. From 2000 to 2001, Mr. Imperato served as Chief Financial Officer of Auxilium A2, Inc., a pharmaceutical company engaged in development and marketing of ethical pharmaceutical products. From 1999 to 2000, Mr. Imperato served as Chief Financial Officer of Omnicare Clinical Services, Inc., a contract research organization. From 1984 to 1998, Mr. Imperato held several positions with Rhone-Poulenc Rorer Pharmaceuticals, Inc., including Vice President, Finance, Worldwide Industrial Operations. Mr. Imperato received an undergraduate degree in Accounting from Manhattan College and an M.B.A. from Pace University.

         Anna McNamara.    Ms. McNamara has served as our Senior Vice President, Clinical Operations since September 2002. From February 2001 to September 2002, Ms. McNamara served as Executive Vice President of Clinical Operations for LifeWatch Corp., a health care services company. From July 1998 to February 2001, Ms. McNamara served as Vice President of Clinical Operations for Quality Diagnostic Services at Matria Healthcare, Inc., a health care company. From January 1997 to July 1998, Ms. McNamara served as Vice President of Clinical Operations for WebMD Health Corp., a web-based health information provider. Ms. McNamara received an undergraduate degree from Marymount College and an RN at Mercy Hospital in Scranton, PA.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of the Company's Common Stock as of August 31, 2008 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
Sanderling Ventures and its affiliates(2) 400 South El Camino Real, Suite 1200 San Mateo, CA 94402	1,576,198	6.8%
Fred Middleton(3)	1,598,698	6.9%
James M. Sweeney(4)	685,966	3.0%
Arie Cohen(5)	450,000	1.9%
Randy H. Thurman(6)	185,000	*
Martin P. Galvan, CPA(7)	150,000	*
Eric N. Prystowsky, M.D(8)	87,309	*
Michael Forese(9)	75,000	*
David Wood	41,653	*
Robert J. Rubin, M.D.(10).	37,037	*
Ronald A. Ahrens	—	—
Kirk E. Gorman	—	—
Woodrow A. Myers Jr., M.D(11)	15,000	*
Gregory A. Marsh	—	—
All directors and executive officers as a group (18 persons)(12)	3,861,610	16.69%

*
Less than one percent.

(1)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G if any filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 23,138,248 shares outstanding on August 31, 2008, adjusted as required by rules promulgated by the SEC.

(2)
Includes the following shares held by the following related entities:
•
35,360 shares of capital stock held by Sanderling [Feri Trust] Venture Partners IV;

•
124,336 shares of capital stock held by Sanderling IV Limited Partnership;

•
49,952 shares of capital stock held by Sanderling Ventures Management IV;

•
318,705 shares of capital stock held by Sanderling Venture Partners IV, L.P.;

•
99,364 shares of capital stock held by Sanderling Venture Partners IV Co-Investment Fund, L.P.

•
124,071 shares of capital stock held by Sanderling IV Biomedical, L.P.;

•
198,749 shares of capital stock held by Sanderling IV Biomedical Co-Investment Fund, L.P.;

•
31,773 shares of capital stock held by Sanderling V Beteiligungs GmbH & Co. KG;

  •
  35,706 shares of capital stock held by Sanderling V Limited Partnership;

  •
  4,390 shares of capital stock held by Sanderling Ventures Management V;

  •
  218,242 shares of capital stock held by Sanderling Venture Partners V Co-Investment Fund, L.P.;

  •
  132,340 shares of capital stock held by Sanderling V Biomedical Co-Investment Fund, L.P.;

  •
  3,733 shares of capital stock held by Sanderling VI Beteiligungs GmbH & Co KG; and

  •
  4,422 shares of capital stock held by Sanderling VI Limited Partnership.

  •
  2,370 shares of capital stock held by Sanderling Ventures Management VI; and

  •
  192,685 shares of capital stock held by Sanderling Venture Partners VI Co-Investment Fund, L.P.

  Robert G. McNeil and Fred A. Middleton share voting and investment control of the shares held by the Sanderling IV entities, and may be deemed a beneficial owner of these shares under the securities laws. Robert G. McNeil, Fred A. Middleton, Timothy C. Mills and Timothy J. Wollaeger share voting and investment control of the shares held by the Sanderling V entities, and may be deemed a beneficial owner of these shares under the securities laws. Robert G. McNeil, Fred A. Middleton, Timothy C. Mills, Timothy J. Wollaeger and Paul A. Grayson share voting and investment control of the shares held by the Sanderling VI entities, and may be deemed a beneficial owner of these shares under the securities laws.

(3)
Includes the shares of capital stock held by Sanderling entities referred to in footnote (2) above and entities affiliated therewith. Fred Middleton disclaims any beneficial ownership of the shares owned by these entities except to the extent of his pecuniary interest in these entities. Includes an option to purchase 22,500 shares of capital stock, 13,125 of which will be unvested but exercisable as of October 30, 2008.

(4)
Includes shares of capital stock held by the James M. Sweeney Trust established May 24, 1999, of which James M. Sweeney is trustee. Includes a fully vested option to purchase 50,000 shares of capital stock.

(5)
Includes an option to purchase 450,000 shares of capital stock, all of which will be unvested but exercisable as of October 30, 2008.

(6)
Includes an option to purchase 185,000 shares of capital stock, all of which will be unvested but exercisable as of October 30, 2008.

(7)
Includes an option to purchase 150,000 shares of capital stock, 109,375 of which will be unvested but exercisable as of October 30, 2008.

(8)
Includes 10,204 shares of capital stock held by Raymond James and Associates, Inc. for the benefit of Eric N. Prystowsky. Includes options to purchase 27,500 shares of capital stock, 8,750 of which will be unvested but exercisable as of October 30, 2008.

(9)
Of these 75,000 shares of capital stock, 15,469 will be subject to repurchase as of August 31, 2008.

(10)
Includes an option to purchase 15,000 shares of capital stock, 9,167 of which will be unvested but exercisable as of October 30, 2008.

(11)
Includes an option to purchase 15,000 shares of capital stock, 9,167 of which will be unvested but exercisable as of October 30, 2008.

(12)
Includes 2,544,110 shares of capital stock, of which 55,886 were subject to a right of repurchase by us as of August 31, 2008, and options to purchase 1,317,500 shares of capital stock, of which 1,218,072 will be unvested but exercisable as of October 30, 2008.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        Because the Company was privately held until March 2008, during 2007 there were no Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten percent beneficial owners.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

  Overview

        We have formed the Compensation Committee of the Board of Directors, which is composed entirely of independent directors, which administers our executive compensation program. One of the roles of the Compensation Committee is to oversee our compensation and benefit plans and policies, to administer our equity incentive plans and to review and recommend to our Board of Directors all compensation decisions relating to all executive officers.

  Compensation Philosophy

        Our executive compensation programs are designed to:

  •
  attract, motivate and retain executives of outstanding ability and potential; and

  •
  ensure that executive compensation is meaningfully related to the creation of stockholder value.

        Our Compensation Committee believes that our executive compensation programs should include both short- and long-term components, including cash and equity-based compensation, and should reward consistent performance that meets or exceeds expectations. Historically, we have not tied compensation to the achievement of specific corporate or individual goals. Instead, determinations about corporate or individual performance have been based on the judgments made in the discretion of our chief executive officer, our compensation committee or Board of Directors.

  Setting Executive Compensation

        Currently, the Compensation Committee is chartered to review and make recommendations to our Board of Directors regarding the compensation to be paid to our chief executive officer and other executive officers. Historically, our compensation committee negotiated compensation with our chief executive officer, and our chief executive officer consulted with our Board of Directors regarding the compensation of our other executive officers. As a private company, our directors and chief executive officer based compensation decisions primarily on their extensive background and experience with compensation practices and policies in the medical device and services industries. This background and experience provides the context in which they have made subjective judgments regarding our executives' compensation. We have not benchmarked compensation against any company or specific group of peer companies or based compensation decisions on the practices of other companies, although we plan to do so. Generally, salaries and initial stock grants for our executive officers have been negotiated at the time of hire. Thereafter, salaries have generally been subject to annual review, and the adequacy of option grants has been reviewed from time to time.

        Our Compensation Committee retains the services of third party executive compensation specialists and consultants from time to time, as it sees fit, in connection with the establishment of cash and equity compensation and related policies.

        Our Compensation Committee and Board of Directors is currently in the process of re-evaluating our compensation strategy and philosophy, including the role of the Compensation Committee and others in the compensation process.

  Role of Chief Executive Officer in Compensation Decisions

        For our executive officers other than himself, our chief executive officer has historically determined salary amounts independently in consultation with our Board of Directors and recommended option award amounts to our compensation committee and Board of Directors for approval. These recommendations, after consultation with the Board of Directors, have generally been approved by our Board of Directors as presented.

        Mr. Sweeney was our chief executive officer through November 26, 2007. His compensation for 2006 was determined as part of the renegotiation of his employment agreement in 2005. His employment agreement, including his salary during 2006, was negotiated by our compensation committee. His compensation for 2007, which is described in detail below under the heading "Elements of Executive Compensation," was determined by our compensation committee. Mr. Cohen became our president and chief executive officer on November 26, 2007. His compensation, which is also described in detail below, was determined as a part of the negotiation of his employment agreement. Members of our compensation committee negotiated on our behalf and our Board of Directors approved the terms of Mr. Cohen's employment agreement, including his compensation.

        In the future, we expect that our chief executive officer will evaluate the performance of other executive officers on an annual basis and make recommendations to the Compensation Committee with respect to annual salary adjustments, bonuses and annual stock option grants. The Compensation Committee will exercise its own discretion in determining salary adjustments and discretionary cash and equity-based awards to recommend to the Board of Directors for all executive officers.

  Elements of Executive Compensation

        The compensation program for our executive officers has consisted principally of base salary, long-term compensation in the form of stock options, severance/termination protection and, in limited instances, bonuses. As a private company, our compensation program has been weighted toward long-term compensation as opposed to cash-based compensation. If we are successful, we expect the equity awards held by our executives to be the major component of overall compensation. The amount of each element of compensation paid to our executives has not typically been considered when determining the levels of each other element.

  Base Salary

        Base salaries for our executives have been established based on the scope of their responsibilities and individual experience, taking into account our informal understanding of competitive market compensation paid by other companies for similar positions within our industry. Base salaries are typically reviewed annually taking into account individual responsibilities, performance and achievement. We have not set specific performance related objectives or goals, but instead we have based salary determinations on our overall evaluation of performance. We have not applied specific formulas to determine increases.

        Mr. Cohen's base salary for 2007 was $450,000. This salary was determined as part of the negotiation of Mr. Cohen's employment agreement in November 2007, which was conducted on our behalf by members of our compensation committee and approved by our Board of Directors. In approving the salary, the Board of Directors considered Mr. Cohen's requested salary and the salaries of other members of our management, including Mr. Sweeney, Mr. Galvan and Gregory A. Marsh, our former Chief Financial Officer and former Chief Operating Officer, PDSHeart. Mr. Cohen's salary was most similar to that of Mr. Sweeney, reflective of the fact that Mr. Cohen succeeded Mr. Sweeney as our President and Chief Executive Officer. Mr. Cohen's salary was significantly higher than those of Mr. Galvan and Mr. Marsh, reflective of the more significant responsibilities attached to his position and title. We did not compare his salary to those of executives at other companies.

        For 2006, Mr. Sweeney's base salary was $460,000. This salary was determined as part of a re-negotiation of his employment agreement in November 2005, was negotiated on our behalf by our compensation committee and reflected an increase over his prior salary of $400,000. For 2007, Mr. Sweeney's base salary was $500,000, which represented an increase over his 2006 salary of $460,000. In determining the amount of Mr. Sweeney's salary for 2006 and 2007, the committee made subjective judgments about Mr. Sweeney's overall performance, his contributions to our success and changes in the cost of living. We did not formally compare his salary to those of executives at other companies. We did not use specific performance criteria to evaluate Mr. Sweeney's performance, nor did we identify or evaluate any specific element of performance or specific contributions in determining the amount of Mr. Sweeney's salary. Instead, we based the determination solely on an overall subjective assessment of Mr. Sweeney's performance and contributions.

        Mr. Forese's base salary in 2006 was $200,000 and was increased to $210,000 in 2007. Mr. Forese's 2006 salary was determined by Mr. Sweeney and his 2007 salary was determined by Mr. Wood and were based on Mr. Sweeney's and Mr. Wood's subjective judgment about Mr. Forese's overall performance. We did not use specific performance criteria to evaluate Mr. Forese's performance, nor did we identify or evaluate any specific element of performance in determining the amount of Mr. Forese's salary. Instead, we based the determination solely on an overall subjective assessment of Mr. Forese's performance. We did not compare the base salary amount for Mr. Forese to those of executives at other companies.

        Mr. Galvan's base salary for 2007 was $300,000. This salary was determined as part of the negotiation of Mr. Galvan's employment agreement in September 2007, which was conducted on our behalf by our chief executive officer and approved by our Board of Directors. In determining the salary, we considered Mr. Galvan's requested salary and the salaries of other members of our management, including Mr. Sweeney, Mr. Marsh and Mr. Forese. Mr. Galvan's salary was most similar to that of Mr. Marsh, reflective of the fact that Mr. Galvan succeeded Mr. Marsh as our Chief Financial Officer. We did not compare his salary to those of executives at other companies.

        Mr. Marsh's base salary for 2007 was $273,000. This salary reflected a continuation of Mr. Marsh's compensation at PDSHeart prior to our acquisition of PDSHeart. We did not compare his salary to those of executives at other companies.

        Mr. Wood's base salary in 2006 was $350,000. His base salary in 2007 was $365,600, which represented a cost of living increase over his 2006 salary. Mr. Wood's salary was determined in negotiations between Mr. Sweeney, members of our compensation committee and Mr. Wood in connection with the commencement of his employment in April 2006. We did not compare the base salary amount for Mr. Wood to those of executives at other companies.

        We believe, based on our recruiting efforts and general experience in our industry, that the base salary levels of our executives are commensurate with the general salary levels for similar positions in medical device and services companies of similar size and stage of development and operations. However, in setting these salaries we did not conduct a review of salary levels at any specific company or group of companies to verify the size of base salaries relative to the market.

  Long-term Incentive Program

        We believe that by providing our executives the opportunity to increase their ownership of our stock, the best interests of stockholders and executives will be more aligned and we will encourage long-term performance. Stock awards enable our executive officers to participate in any increase in stockholder value and personally participate in the risks of business setbacks. We have not adopted stock ownership guidelines and, with the exception of the shares acquired by our chief executive officer early in our corporate history, our equity benefit plans have provided our executive officers the only means to acquire equity or equity-linked interests in CardioNet.

        Mr. Cohen was awarded an option to purchase 450,000 shares of our Common Stock in connection with the commencement of his employment in November 2007. The number of shares was determined as part of the negotiation of his overall employment package and was approved by our Board of Directors. In determining the number of shares, the Board of Directors considered the number of shares requested by Mr. Cohen and the equity ownership of other members of our management, including Mr. Galvan, Mr. Marsh and Mr. Forese. The number of shares awarded to Mr. Cohen was significantly higher than those awarded to Mr. Galvan, Mr. Marsh and Mr. Forese, reflective of the more significant responsibilities attached to his position and title. We did not compare this stock amount to equity amounts held by executives at other companies.

        Mr. Sweeney was not granted any equity awards in 2006. Mr. Sweeney was awarded an option to purchase 50,000 shares of our Common Stock in April 2007. The purpose of this option grant was to provide Mr. Sweeney with an incentive to continue to provide services to us, including assisting us with the hiring of a new chief executive officer and the pursuit of strategic alternatives. The shares underlying this option vest in full upon the achievement of either one of two performance milestones aligned to these incentive purposes as follows:

  •
  upon the approval by our Board of Directors of a management succession plan deemed satisfactory to our Board of Directors in its sole discretion; or

  •
  immediately prior to the closing of a change in control if so determined by our Board of Directors, in its sole discretion, prior to the closing of such change in control.

        In December 2007 our Board of Directors determined that the first of the foregoing milestones had been met and the shares underlying this option vested in full. The number of shares subject to the option was determined by negotiation with Mr. Sweeney and approved by our Board of Directors. In determining the number of shares, the Board of Directors considered the number of shares then held by Mr. Sweeney and sized the award to an amount that they felt would provide an adequate incentive in light of his equity ownership. We did not compare this stock amount to equity amounts held by executives at other companies.

        Mr. Forese was not granted any equity awards in 2006 or 2007.

        Mr. Galvan was awarded an option to purchase 150,000 shares of our Common Stock in connection with the commencement of his employment in September 2007. The number of shares was determined as part of the negotiation of his overall employment package and was approved by our Board of Directors. In determining the number of shares, the Board of Directors considered the number of shares requested by Mr. Galvan and the equity ownership of other members of our management, including Mr. Marsh and Mr. Forese. The number of shares awarded to Mr. Galvan was most similar to those awarded to Mr. Marsh, reflective of the fact that Mr. Galvan succeeded Mr. Marsh as our Chief Financial Officer. We did not compare this stock amount to equity amounts held by executives at other companies.

        Mr. Marsh was awarded an option to purchase 100,000 shares of our Common Stock in connection with the commencement of his employment in March 2007. The number of shares was determined as part of the negotiation of his overall employment package and was approved by our Board of Directors. In determining the number of shares, the Board of Directors considered the equity ownership of other members of our management. We did not compare this stock amount to equity amounts held by executives at other companies. In September 2007, Mr. Marsh agreed to forfeit this option and the option was cancelled.

        Mr. Wood was granted a stock option to purchase 200,000 shares of our Common Stock in connection with the commencement of his employment in April 2006. The number of shares was determined as part of the negotiation of his overall employment package and was approved by our Board of Directors. In determining the number of shares, the Board of Directors considered the number of shares requested by Mr. Wood and the equity ownership of other members of our management, including Mr. Sweeney and Mr. Forese. The number of shares awarded to Mr. Wood was significantly lower than those awarded to Mr. Sweeney, reflective of his role as our President and Chief Operating Officer and the less significant responsibilities attached to such role relative to those of our President and Chief Executive Officer, as well as the fact that Mr. Sweeney was a founder of CardioNet. The number of shares awarded to Mr. Wood was most similar to those awarded to Mr. Forese, reflective of our determination that Mr. Wood and Mr. Forese held positions of similar responsibility. We did not compare this stock amount to equity amounts held by executives at other companies.

        Prior to our initial public offering, we granted equity awards primarily through our 2003 Equity Incentive Plan (the "2003 plan"), which was adopted by our Board of Directors and stockholders to permit the grant of stock options, stock bonuses and restricted stock to our officers, directors, employees and consultants.

        In the absence of a public trading market for our Common Stock prior to the closing of our initial public offering, our Board of Directors and compensation committee determined the fair market value of our Common Stock in good faith based upon consideration of a number of relevant factors including the status of our development efforts, financial status and market conditions.

        All equity awards to our employees and directors were granted at no less than the fair market value of our Common Stock on the date of each award. All option grants typically vest over four years, with one quarter of the shares subject to the stock option vesting on the one year anniversary of the vesting commencement date and the remaining shares vesting in equal months installments thereafter over three years. All options have a ten year term. Additional information regarding accelerated vesting upon or following a change in control is discussed below under "—post employment compensation". We do not have any program, plan or obligation that requires us to grant equity compensation to executive officers on specified dates and, because we have not been a public company, we have not made equity grants in connection with the release or withholding of material non-public information. Authority to make equity grants to executive officers rests with our Board of Directors, based on recommendations from our Compensation Committee, although we do consider the recommendations of our chief executive officer for officers other than himself.

        In connection with our initial public offering, our Board of Directors adopted new equity benefit plans. The 2008 Plan replaced our previously existing 2003 plan immediately following our initial public offering and affords our Compensation Committee much greater flexibility in making a wide variety of equity awards. Participation in our 2008 Employee Stock Purchase Plan (the "2008 purchase plan") that became effective on March 18, 2008 is also available to all executive officers on the same basis as our other employees.

        Our 2008 Plan authorizes us to grant stock appreciation rights, or SARs, and grant restricted stock or restricted stock awards. To date, no SARs, restricted stock or restricted stock awards have been awarded to any of our executive officers. However, we may in the future elect to make such awards to our executive officers if we deem it advisable.

  Severance and Change in Control Benefits

        Our chief executive officer and Mr. Sweeney are each entitled to certain severance and change in control benefits, the terms of which are described below under "—Post Employment Compensation." We believe these severance and change in control benefits are an essential element of our overall executive compensation package.

  Bonuses

        In 2006 and 2007, the only cash bonuses that we paid to our executive officers were as follows:

  •
  In May 2006, we paid a signing bonus of $50,000 to Mr. Wood.

  •
  In February 2007, PDSHeart paid a discretionary bonus of $27,500 to Mr. Marsh.

  •
  In March 2007, PDSHeart paid to Mr. Marsh a discretionary bonus of $27,500 and a transaction bonus of $160,000.

  •
  In July 2007 we paid a special retention bonus of $50,000 to Mr. Forese.

  •
  In August 2007 we paid a special bonus of $352,679 to Mr. Sweeney, approximately $210,000 of which he applied to repaying all principal and accrued interest on a loan we made to him in 2004.

  •
  In August 2007 we paid a special bonus of $165,696 to Mr. Forese, approximately $115,000 of which he applied to repaying all principal and accrued interest on a loan we made to him in 2007.

        We paid the May 2006 signing bonus to Mr. Wood in connection with the hiring of Mr. Wood by us. The amount of the bonus was negotiated between Mr. Sweeney, members of our compensation committee and Mr. Wood in connection with the commencement of Mr. Wood's employment. In determining the amount of the bonus, we considered Mr. Wood's overall compensation, including his salary and equity ownership.

        The special bonuses of $27,500 in February 2007 and March 2007 were paid to Mr. Marsh by PDSHeart prior to our acquisition of PDSHeart. The amounts of the bonuses were determined by the Board of Directors and Compensation Committee of PDSHeart.

        The transaction bonus of $160,000 was paid to Mr. Marsh by PDSHeart prior to our acquisition of PDSHeart in consideration for Mr. Marsh's continuation of employment with PDSHeart through the closing of the acquisition. The amount of the bonus was determined by the Board of Directors of PDSHeart.

        We paid the July 2007 bonus to Mr. Forese in order to encourage Mr. Forese to continue his employment with us during our search for a new chief financial officer to replace Mr. Marsh, who was then serving in such capacity. The amount of the bonus was negotiated with Mr. Forese by Mr. Wood, our former president and chief operating officer. In approving the payment of the retention bonus, we considered Mr. Forese's overall compensation, including his salary and equity ownership.

        We paid the August 2007 bonuses in order to enable Mr. Sweeney and Mr. Forese to, after tax withholdings, repay their loans prior to the initial filing of our registration statement for our initial public offering, as required by the provisions of the Sarbanes-Oxley Act of 2002, which they did. We do not intend to continue the practice of extending such loans or paying bonuses for the repayment of such loans in the future.

  Other Compensation

        In addition, consistent with our compensation philosophy, we intend to continue to maintain the current benefits for our executive officers, which are also available to all of our other employees; however, our Compensation Committee, in its discretion, may in the future revise, amend or add to the benefits of any executive officer if it deems it advisable.

  Deductibility of Compensation under Section 162(m)

        Section 162(m) of the Internal Revenue Code of 1986 limits our deduction for federal income tax purposes to not more than $1 million of compensation paid to certain executive officers in a calendar year. Compensation above $1 million may be deducted if it is "performance-based compensation." The Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to our executive officers will be designed to qualify as "performance-based compensation." To maintain flexibility in compensating our executive officers in a manner designed to promote our objectives, the compensation, nominating and corporate governance committee has not adopted a policy that requires all compensation to be deductible. However, the Compensation Committee intends to evaluate the effects of the compensation limits of Section 162(m) on any compensation it proposes to grant, and the Compensation Committee intends to provide future compensation in a manner consistent with our best interests and those of our stockholders.

Summary Compensation Table

        The following table provides information regarding the compensation earned during the years ended December 31, 2006 and 2007 by each person serving in 2006 and/or 2007 as a principal executive officer, principal financial and accounting officer or other executive officer, who we collectively refer to as our "named executive officers" in this prospectus.

Name and principal position	Year	Salary($)	Bonus($)	Stock Awards(1)($)	Option awards(2)($)	All other compensation($)	Total($)
Arie Cohen President and Chief Executive Officer(3)	2007 2006	34,616	— —	— —	— —	—	34,616 —
James M. Sweeney Former Executive Chairman and former Chairman and Chief Executive Officer(4)	2007 2006	495,384 474,222	352,679 —	25,000 25,000	166,000 —	11,321 253,188	1,050,384 752,410
Michael Forese Vice President, Finance and Administration(5)	2007 2006	208,846 200,000	215,696 —	13,786 15,288	1,501 —	— —	439,829 215,288
Martin P. Galvan, CPA Chief Financial Officer; Chief Operating Officer, PDSHeart(6)	2007 2006	70,386 —	— —	—	— —	— —	70,386 —
Gregory A. Marsh Former Chief Financial Officer; Former Chief Operating Officer, PDSHeart(7)	2007 2006	251,428 —	215,000 —	— —	— —	416,546 —	882,974 —
David S. Wood Former President and Chief Operating Officer(8)	2007 2006	237,235 231,538	— 50,000	— —	22,611 10,290	182,800 58,336	442,646 350,164

(1)
Calculated in accordance with SFAS No. 123R using the modified prospective transition method without consideration of forfeitures. The amount reflects the dollar amount realized by us for financial statement reporting purposes in each of 2006 and 2007 in connection with the vesting of shares of Common Stock that were issued upon exercise of stock options prior to the vesting date of such options.

(2)
Calculated in accordance with SFAS No. 123R using the modified prospective transition method without consideration of forfeitures. The amount reflects the dollar amount realized by us for financial statement reporting purposes in each of 2006 and 2007 in connection with the vesting of outstanding options to purchase shares of our Common Stock.

(3)
Mr. Cohen became our President and Chief Executive Officer in November 2007.

(4)
Mr. Sweeney served as our Chairman and Chief Executive Officer during 2006 and until November 2007 and as our Executive Chairman from November 2007 to July 2008. All other compensation for 2007 includes $11,321 paid towards air travel expenses for Mr. Sweeney's spouse. In August 2007, we paid a special bonus of $352,679 to Mr. Sweeney, approximately $210,000 of which he applied to repaying all principal and accrued interest on a loan we made to him in 2004. The bonus was paid in order to enable Mr. Sweeney to repay the loan prior to the initial filing of our registration statement for our initial public offering, as required by the provisions of the Sarbanes-Oxley Act of 2002. All other compensation for 2006 includes $236,673 paid as reimbursement in connection with Mr. Sweeney's relocation from Pennsylvania to California and $16,515 paid towards air travel expenses for Mr. Sweeney's spouse.

(5)
Mr. Forese served as our principal financial and accounting officer during 2006 and until March 2007, during which time we operated without a Chief Financial Officer. In July 2007, we paid a retention bonus of $50,000 to encourage Mr. Forese to continue his employment with us during our search for a new chief financial officer to replace Mr. Marsh, who was then serving in such capacity. In August 2007, we paid a special bonus of $165,696 to Mr. Forese, approximately $115,000 of which he applied to repaying all principal and accrued interest on a loan we made to him in 2007. The August 2007 bonus was paid in order to enable Mr. Forese to repay the loan prior to the initial filing of our registration statement for our initial public offering, as required by the provisions of the Sarbanes-Oxley Act of 2002.

(6)
Mr. Galvan became our Chief Financial Officer in September 2007 and our Chief Operating Officer, PDSHeart in October 2007.

(7)
Mr. Marsh served as our Chief Financial Officer and Chief Operating Officer, PDSHeart from March 2007 until October 2007. In February and March 2007, prior to our acquisition of PDSHeart, PDSHeart paid discretionary bonuses in an aggregate amount of $55,000 to Mr. Marsh. In March 2007, prior to our acquisition of PDSHeart, PDSHeart paid a bonus of $160,000 to Mr. Marsh in consideration for his continuation of employment with PDSHeart through the closing of the acquisition. All other compensation for 2007 includes $411,700 in severance payments paid by us in connection with the termination of Mr. Marsh's employment with us in October 2007 and $4,846 paid to Mr. Marsh as a car allowance. The $411,700 of severance payments paid by us to Mr. Marsh in 2007 are subject to reimbursement to us from the escrow account established in connection with our acquisition of PDSHeart.

(8)
Mr. Wood served as our President and Chief Operating Officer during 2007 until June 2007. All other compensation includes $182,800 in severance payments paid in connection with the termination of Mr. Wood's employment with us in June 2007.

        In August 2004, we entered into an employment agreement with Mr. Sweeney, our former Chief Executive Officer, Chairman of the Board of Directors and Executive Chairman, which was amended in November 2005 and February 2008. The employment agreement provides that Mr. Sweeney receives a current base salary of $500,000 per year and is eligible to receive an annual performance bonus beginning with the fiscal year ending on December 31, 2006, with the amount of such bonus determined by our Board of Directors in its sole and absolute discretion. The employment agreement also entitles Mr. Sweeney to receive all customary and usual fringe benefits available to our employees.

        The employment agreement provides that Mr. Sweeney's employment is voluntary and at will. If, during Mr. Sweeney's employment with us, there is a change of control or an initial public offering and Mr. Sweeney voluntarily resigns within 180 days thereafter, he is entitled to payment of accrued base compensation, certain relocation benefits and tax reimbursements, to the extent not previously paid. In the event Mr. Sweeney voluntarily resigns more than 180 days after a change of control or an initial public offering, he is entitled to (i) payments at a rate equal to his base salary then in effect for a period of up to 12 months following his voluntary termination and (ii) payment of certain relocation benefits and tax reimbursements, to the extent not previously paid. In addition, if Mr. Sweeney is terminated without cause or becomes disabled, he is also entitled to (i) payments at a rate equal to his base salary then in effect for a period of 12 months following his involuntary termination or disability and (ii) payment of certain relocation benefits and tax reimbursements, to the extent not previously paid. All amounts payable to Mr. Sweeney in connection with his resignation or termination, as set forth above, are payable in accordance with our general payroll practices and not as a lump sum.

        Mr. Sweeney stopped serving as our Executive Chairman in July 2008. In connection with the end of his service as our Executive Chairman we entered into a separation agreement with Mr. Sweeney which terminated and superseded Mr. Sweeney's employment agreement. The terms of his separation are described below under the heading "Post Employment Compensation."

        In January 2007, our wholly-owned subsidiary, PDSHeart, entered into an employment agreement with Mr. Marsh, our former Chief Financial Officer and Chief Operating Officer, PDSHeart, which was amended in February 2007 in connection with our acquisition of PDSHeart. The employment agreement provides that Mr. Marsh is entitled to a base salary of $273,000 per year and is eligible to participate in any executive bonus plan that we may put into effect. The employment agreement entitles Mr. Marsh to a stock option grant to purchase 100,000 shares of our Common Stock. In September 2007, Mr. Marsh agreed to forfeit this option and the option was cancelled. The employment agreement also entitles Mr. Marsh to receive all customary and usual fringe benefits available to our employees.

        The employment agreement provides that Mr. Marsh's employment is voluntary and at will. If, during Mr. Marsh's employment with us, there is a change of control and Mr. Marsh is terminated without cause or resigns with good reason within 12 months thereafter, he is entitled to (i) a lump sum payment equal to 18 months of his base salary, (ii) reimbursement of healthcare premiums for up to 18 months and (iii) a pro-rated portion of his annual bonus to the extent he is otherwise entitled thereto.

        Mr. Marsh was terminated without cause in October 2007. The terms of his separation are described below under the heading "Post Employment Compensation."

        In November 2007, we entered into an employment agreement with Mr. Cohen, our President and Chief Executive Officer. Mr. Cohen receives a current base salary of $450,000 per year and is eligible to receive an annual performance bonus beginning with the fiscal year ending on December 31, 2008, with the amount of such bonus determined by our Board of Directors in its sole and absolute discretion. The employment agreement entitles Mr. Cohen to a stock option grant to purchase 450,000 shares of our Common Stock and to reimbursement of reasonable relocation expenses in connection with his relocation to Conshohocken, Pennsylvania. The employment agreement also entitles Mr. Cohen to receive all customary and usual fringe benefits available to our employees.

        If, during Mr. Cohen's employment with us, Mr. Cohen voluntarily resigns with good reason or is terminated without cause or upon his complete disability, he is entitled to receive payments at a rate equal to his base salary then in effect for a period of 15 months, or until such earlier time as he begins full-time employment with another entity, and continued payment by us of his healthcare premiums for 15 months, or until such earlier time as he begins full-time employment with another entity. Furthermore, if Mr. Cohen voluntarily resigns with good reason or is terminated without cause in anticipation of, in connection with, or within one year following a change in control, he is entitled to full acceleration of all unvested stock options then held by him. All amounts payable to Mr. Cohen in connection with his resignation or termination, as set forth above, are payable in accordance with our general payroll practices and not as a lump sum.

Post-Employment Compensation

        The amount of compensation payable to each named executive officer upon voluntary termination, involuntary termination without cause, termination following a change in control or termination in the event of disability or death of the executive is shown below.

  Payments Made Upon Termination

        Regardless of the manner in which a named executive officer's employment terminates, the named executive officer is entitled to receive amounts earned during his term of employment, including salary and unused vacation pay.

  Potential Payment Under Employment Arrangements

        In November 2007, we entered into an employment agreement with Mr. Cohen as described in greater detail under the heading "Summary Compensation Table." Assuming that, effective December 31, 2007, Mr. Cohen voluntarily resigned with good reason or was terminated without cause or upon his complete disability, and assuming he did not begin full-time employment with another entity during the following 15 months, he would be entitled to receive $562,500, reflecting 15 months of his then base salary, and continued payment by us of his healthcare premiums for 15 months at a rate equal to approximately $1,200 per month. Furthermore, assuming that, effective December 31, 2007, Mr. Cohen voluntarily resigned with good reason or was terminated without cause in anticipation of, in connection with, or within one year following a change in control, he would be entitled to full acceleration of all unvested stock options then held by him.

        In June 2007, in connection with the termination of the employment of Mr. Wood, our former President and Chief Operating Officer, we entered into a separation and release agreement entitling Mr. Wood to severance benefits. The separation and release agreement provides that, in exchange for Mr. Wood's full release of claims against us, Mr. Wood was entitled to (i) severance payments at a rate equal to his base salary then in effect for a period of six months following his termination, (ii) in exchange for Mr. Wood's agreement to forfeit 12,513 of his vested stock option shares at the time of his termination, continued exercisability of his remaining 41,653 vested stock option shares for a period of one-year following his termination date and (iii) forgiveness of both principal and accrued interest pursuant to a loan by us to Mr. Wood made in September 2006. In connection with his termination in June 2007, Mr. Wood received (i) a lump sum payment of $182,800, reflecting six months of Mr. Wood's then base salary, (ii) continued exercisability of 41,653 vested stock option shares for a period of one-year from his termination date and (iii) a lump sum of $227,117, reflecting the our forgiveness of both principal and accrued interest under the September 2006 loan.

        In September 2007, Mr. Marsh agreed to immediately forfeit all of his options to purchase shares of our Common Stock. In October 2007, in connection with the termination of the employment of Mr. Marsh, our former Chief Financial Officer and the former Chief Operating Officer of PDSHeart, Mr. Marsh was entitled to severance benefits under the terms of his employment agreement. In exchange for Mr. Marsh's full release of claims against us, Mr. Marsh was entitled to (i) a lump sum severance payment equal to 18 months of his base salary and (ii) continued payment by us of Mr. Marsh's healthcare premiums until the earlier of 18 months following Mr. Marsh's termination of employment with us or his enrollment in a health insurance plan by another employer. Accordingly, Mr. Marsh received (i) a lump sum payment of $409,500 and (ii) continued payment by us of Mr. Marsh's healthcare premiums through November 2007 which resulted in aggregate payments to Mr. Marsh of approximately $2,200. The $411,700 of severance payments paid by us to Mr. Marsh are subject to reimbursement to us from the escrow account established in connection with our acquisition of PDSHeart.

        In July 2008, in connection with the end of Mr. Sweeney's service as our Executive Chairman, we entered into a separation and release agreement entitling Mr. Sweeney to severance benefits effective upon the termination of his employment with us on July 31, 2008. The separation and release agreement provides (i) for the mutual full release by Mr. Sweeney and us of any claims against the other party, (ii) for severance payments at a rate equal to Mr. Sweeney's current base salary of $500,000 per year for a period of 15 months commencing in August 2008, (iii) for continued payment by us of the healthcare premiums for Mr. Sweeney and his family for 15 months following the date of his termination of employment with us and (iv) that Mr. Sweeney shall not compete with us or solicit our employees during the period ending on the later to occur of (A) 12 months following the date of his termination of employment with us and (B) the date one year following his resignation as a director.

Grants of Plan-Based Awards

        All stock options granted to our named executive officers are incentive stock options, to the extent permissible under the Code. The exercise price per share of each stock option granted to our named executive officers was equal to the fair market value of our Common Stock as determined in good faith by our Board of Directors on the date of the grant. All stock options were granted under our 2003 plan.

        We omitted columns related to non-equity and equity incentive plan awards as none of our named executive officers earned any such awards during 2007. The following table sets forth certain information regarding grants of plan-based awards to our named executive officers for 2007. Mr. Forese and Mr. Wood were not granted any plan-based awards during 2007 and therefore are not included in the following table.

Name	Grant date	All option awards: number of securities underlying options (#)	Exercise or base price of option awards ($/share)(1)	Grant date fair value of option awards ($)(2)
Arie Cohen(3)	11/30/07	450,000	9.50	2,250,000
James M. Sweeney(4)	4/19/07	50,000	6.10	166,000
Martin P. Galvan, CPA(3)	9/28/07	150,000	7.20	585,000
Gregory A. Marsh(5)	4/19/07	100,000	6.10	332,000

(1)
Represents the per share fair market value of our Common Stock, as determined in good faith by our Board of Directors on the grant date.

(2)
Calculated in accordance with SFAS No. 123R using the modified prospective transition method without consideration of forfeitures.

(3)
25% of the total number of shares subject to this named executive officer's options vest on the one-year anniversary of the applicable grant date with the remainder vesting over the following 36 months.

(4)
100% of the total number of shares subject to this named executive officer's options vest upon the occurrence of either of the following milestone events: (i) the approval by our Board of Directors of a management succession plan deemed satisfactory to our Board of Directors in its sole discretion; or (ii) immediately prior to the closing of a change in control if so determined by our Board of Directors, in its sole discretion, prior to the closing of such change in control. In December 2007 our Board of Directors determined that the first of the foregoing milestones had been met and the shares underlying this option vested in full.

(5)
25% of the total number of shares subject to this option would vest on the one-year anniversary of the grant date of the option with the remainder vesting over the following 36 months. In September 2007, Mr. Marsh agreed to forfeit this option and the option was cancelled.

Outstanding Equity Awards at December 31, 2007

        The following table sets forth certain information regarding outstanding equity awards granted to our named executive officers for 2007 that remain outstanding as of December 31, 2007. All of the options in this table are exercisable at any time but, if exercised, are subject to a lapsing right of repurchase until the options are fully vested.

	Option awards				Stock Awards(1)
Name	Number of securities underlying unexercised options(#) exercisable	Number of securities underlying unexercised options(#) unexercisable	Option exercise price($)	Option expiration date	Number of Shares of stock that have not vested(#)	Market Value of Shares of stock that have not vested ($)(2)
Arie Cohen(3)	450,000	—	9.50	11/30/17	—	—
James M. Sweeney(4)	50,000	—	6.10	4/18/17	18,229	328,122
Michael Forese	—	—	—	—	27,135	488,430
Martin P. Galvan, CPA(3)	150,000	—	7.20	9/27/17	—	—
David S. Wood(5)	41,653	—	1.62	6/5/18	—	—

(1)
Represents shares of Common Stock subject to repurchase by us as of December 31, 2007 that were issued upon exercise of stock options prior to the vesting date of such options.

(2)
The market value is determined based on the initial public offering price of $18.00 per share.

(3)
25% of the total number of shares subject to this named executive officer's options vest on the first anniversary of the applicable grant date with the remainder vesting over the following 36 months.

(4)
100% of the total number of shares subject to this named executive officer's options vest upon the occurrence of either of the following milestone events: (i) the approval by our Board of Directors of a management succession plan deemed satisfactory to the Board of Directors in its sole discretion; or (ii) immediately prior to the closing of a change in control if so determined by our Board of Directors, in its sole discretion, prior to the closing of such change in control. In December 2007 our Board of Directors determined that the first of the foregoing milestones had been met and the shares underlying this option vested in full.

(5)
All of the shares subject to this named executive officer's options were vested as of December 31, 2007.

Option Exercises and Stock Vested

        The following table provides information regarding the number of shares of Common Stock acquired and the value received pursuant to the exercise of stock options and the vesting of stock during the year ended December 31, 2007 by our named executive officers for 2007.

	Option Awards(1)		Stock Awards(2)
Name	Number of shares acquired on exercise	Value Realized on exercise(3)	Number of shares acquired on vesting	Value Realized on vesting(4)
James M. Sweeney	—	—	31,250	$562,500
Michael Forese	31,875	$573,750	15,989	$287,802

(1)
Represents the number of shares of Common Stock acquired during 2007 upon exercise of vested stock options.

(2)
Represents the number of shares of Common Stock that vested during 2007 which were originally acquired upon the exercise of stock options prior to the vesting date of such options.

(3)
The value realized on exercise is determined based on the initial public offering price of $18.00 per share, multiplied by the number of shares that were exercised, without taking into account any taxes that may be payable in connection with the transaction.

(4)
The value realized on vesting is determined based on the initial public offering price of $18.00 per share, multiplied by the number of shares that vested, without taking into account any taxes that may be payable in connection with the transaction.

Option Repricings

        We did not engage in any repricings or other modifications to any of our named executive officers' outstanding equity awards during the year ended December 31, 2007.

Pension Benefits

        None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us. Our Compensation Committee may elect to adopt qualified or non-qualified benefit plans in the future if it determines that doing so is in our best interests.

Nonqualified Deferred Compensation

        None of our named executive officers participate in or have account balances in nonqualified defined contribution plans or other nonqualified deferred compensation plans maintained by us. Our Compensation Committee may elect to provide our officers and other employees with non-qualified defined contribution or other nonqualified deferred compensation benefits in the future if it determines that doing so is in our best interests.

Non-Employee Director Compensation

        The following table sets forth in summary form information concerning the compensation that we paid or awarded during the year ended December 31, 2007 to each of our non-employee directors.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)		Total ($)
Bruce H. KenKnight, Ph.D.(3)	—		—	—	—		—
Lawrence S. Lewin(4)	—		24,900	—	—		24,900
Fred A. Middleton	—		—	7,800	—		7,800
Timothy Mills, Ph.D.(5)	—		—	—	—		—
Woodrow A. Myers Jr., M.D.(6)	—		—	5,200	—		5,200
Eric N. Prystowsky, M.D.	8,000	(7)	—	45,083	36,000	(8)	89,083
Harry T. Rein	—		—	7,800	—		7,800
Robert J. Rubin, M.D.(9)	—		16,600	5,200	60,000	(10)	81,800
Daniel C. Wood(11)	—		—	—	—		—

(1)
Calculated in accordance with SFAS No. 123R using the modified prospective transition method without consideration of forfeitures. The amount reflects the dollar amount realized by us for financial statement reporting purposes in 2007 in connection with the issuance by us of fully vested stock awards.

(2)
Calculated in accordance with SFAS No. 123R using the modified prospective transition method without consideration of forfeitures. The amount reflects the dollar amount realized by us for financial statement reporting purposes in 2007 in connection with the vesting of outstanding options to purchase shares of our Common Stock.

(3)
Dr. KenKnight resigned from our Board of Directors in August 2007.

(4)
Mr. Lewin resigned from our Board of Directors in July 2007.

(5)
Dr. Mills resigned from our Board of Directors in July 2007.

(6)
Dr. Myers was elected to our Board of Directors in August 2007.

(7)
Represents Board of Directors meeting fees in the amount of $8,000 in connection with four meetings attended.

(8)
Represents fees paid to a consulting firm affiliated with Dr. Prystowsky for services provided by Dr. Prystowsky.

(9)
Dr. Rubin was elected to our Board of Directors in August 2007.

(10)
Represents fees paid to Dr. Rubin for consulting services provided by him.

(11)
Mr. Wood resigned from our Board of Directors in September 2007.

        We have reimbursed and will continue to reimburse our non-employee directors for their travel, lodging and other reasonable expenses incurred in attending meetings of our Board of Directors and committees of the Board of Directors.

        In July 2007, our Board of Directors adopted a compensation program for our non-employee directors, or the Non-Employee Director Compensation Policy. The Non-Employee Director Compensation Policy became effective in March 2008 and was amended in August 2008. Pursuant to the Non-Employee Director Compensation Policy, each member of our Board of Directors who is not our employee receives the following cash compensation for Board of Directors services, as applicable:

  •
  $6,250 per quarter for service as a member of the Board of Directors;

  •
  $625 per quarter for service as a member of the Audit Committee, the Compensation Committee or the Nominating and Corporate Governance Committee;

  •
  $2,000 for each in-person meeting of the Board of Directors and $1,000 for each telephonic board meeting; and

  •
  $500 for each in-person or telephonic Audit Committee meeting.

        In addition, our non-employee directors receives initial and annual, automatic, non-discretionary grants of nonqualified stock options to purchase 5,000 shares of Common Stock under the terms and provisions of our directors' plan, which became effective in March 2008. Each of these grants will vest in 12 equal monthly installments following the date of the grant.

        In addition to the foregoing, each non-employee director serving as a member of our Board of Directors as of July 27, 2007 was granted a non-statutory stock option to purchase 15,000 shares of Common Stock under our 2003 plan with an exercise price equal to the then fair market value of our Common Stock on the date of grant and each non-employee director serving as a chairperson of the Compensation Committee or Audit Committee on July 27, 2007 was granted an additional non-statutory option to purchase 7,500 shares of Common Stock under our 2003 plan with an exercise price equal to the then fair market of our Common Stock on the date of grant. Each of these grants vest over a three year period, 33 1/3% of which will vest upon the first anniversary of the date of grant and the remainder will vest in a series of 24 successive equal monthly installments thereafter. All stock options granted will have a maximum term of ten years and will vest in full upon the closing of a change in control transaction.

        In addition to the foregoing, each non-employee director that joined our Board of Directors prior to the closing of our initial public offering was automatically granted a non-statutory stock option to purchase 15,000 shares of Common Stock under our 2003 plan with an exercise price equal to the then fair market value of our Common Stock and each non-employee director assuming the role of a chairperson of the Compensation Committee, Nominating and Corporate Governance or Audit Committees during such period was automatically granted an additional non-statutory option to purchase 7,500 shares of Common Stock under our 2003 plan with an exercise price equal to the then fair market of our Common Stock on the date of grant. Each of these grants vest over a three year period, 33 1/3% of which will vest upon the first anniversary of the date of grant and the remainder will vest in a series of 24 successive equal monthly installments thereafter. All stock options granted will have a maximum term of ten years and will vest in full upon the closing of a change in control transaction.

Letter Agreement with Randy H. Thurman

        In July 2008, we entered into a letter agreement with Randy H. Thurman, our Executive Chairman. Pursuant to the letter agreement, Mr. Thurman receives a fee of $250,000 per year as compensation for his services as a director. The letter agreement provided for the grant to

Mr. Thurman of an option to purchase up to 185,000 shares of our Common Stock. 25% of the shares subject to the option vest on the first anniversary of the date of Mr. Thurman's appointment to our Board of Directors and the remainder will vest in a series of 36 successive equal monthly installments thereafter. In the event of a change of control of us during the period of Mr. Thurman's service as Executive Chairman he would be entitled to full acceleration of all unvested stock options then held by him. In addition, the letter agreement provides Mr. Thurman shall be eligible for automatic stock option awards provided to our non-employee directors as described above, including an initial grant to purchase up to 15,000 shares of our Common Stock upon Mr. Thurman's appointment to our Board of Directors and annual grants to purchase up to 5,000 shares of our Common Stock on the date of each annual stockholders meeting for so long as Mr. Thurman remains a non-employee director. Mr. Thurman's service as Executive Chairman is terminable at any time by him or us upon delivery of 30 days prior written notice.

TRANSACTIONS WITH RELATED PERSONS

RELATED-PERSON TRANSACTIONS POLICY AND PROCEDURES

        We have adopted a written Related-Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of "related-persons transactions." For purposes of our policy only, a "related-person transaction" is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any "related person" are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director or a holder of more than five percent of our Common Stock, including any of their immediate family members and any entity owned or controlled by such persons.

        Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to our Audit Committee (or, where review by our Audit Committee would be inappropriate, to another independent body of our Board of Directors) for review. The presentation must include a description of, among other things, the material facts, the direct and indirect interests of the related persons, the benefits of the transaction to us and whether any alternative transactions are available. To identify related-person transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related-person transactions, our Audit Committee takes into account the relevant available facts and circumstances including, but not limited to:

  •
  the risks, costs and benefits to us;

  •
  the impact on a director's independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

  •
  the terms of the transaction;

  •
  the availability of other sources for comparable services or products; and

  •
  the terms available to or from, as the case may be, unrelated third parties or to or from our employees generally.

        In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. Our policy requires that, in reviewing a related-person transaction, our Audit Committee must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of us and our stockholders, as our Audit Committee determines in the good faith exercise of its discretion. We did not previously have a formal policy concerning transactions with related persons.

CERTAIN RELATED-PERSON TRANSACTIONS

Sales of Securities

        Certain of our principal stockholders, directors and named executive officers sold an aggregate of 2,800,202 shares of our Common Stock in July 2008 in connection with the closing of a secondary offering of our Common Stock at a price of $26.50 per share, as set forth below:

Principal Stockholder, Officer or Director(1)	Shares sold in secondary(#)
Sanderling Venture Partners VI and its affiliates	1,000,000
James M. Sweeney	593,879
H&Q Healthcare Investors and H&Q Life Sciences Investors	578,726
Foundation Medical Partners	627,597

        Pursuant to our amended and restated investor rights agreement, we paid all expenses, other than underwriting discounts and commissions, related to the July 2008 secondary offering of our Common Stock, including expenses of one counsel to the selling stockholders in the transaction.

Preferred Stock Financings

        In March 2007, we issued and sold to investors an aggregate of 114,839 shares of mandatorily redeemable convertible preferred stock at a purchase price of $1,000 per share, for aggregate consideration of $114.8 million Upon the closing of our initial public offering, these shares converted into 7,680,902 shares of Common Stock.

        The participants in these preferred stock financings included the following directors, officers and holders of more than 5% of our capital stock or entities affiliated with them. The following table presents the number of shares issued to these related parties in the mandatorily redeemable convertible preferred stock financing:

Participants(1)	Mandatorily Redeemable Convertible Preferred Stock
Sanderling Ventures and its affiliates(2)	7,256
H&Q Healthcare Investors and H&Q Life Sciences Investors(3)	1,563
Foundation Medical Partners(4)	1,064

        In connection with the mandatorily redeemable convertible preferred stock financing, we entered into a registration rights agreement with the holders of our mandatorily redeemable convertible preferred stock which provided certain registration rights to such holders.

(1)
Fred A. Middleton, one of our directors, is a General Partner/Managing Director of Sanderling Ventures, and as such he shares voting and investment control of the shares held by Sanderling Ventures and its affiliates. James M. Sweeney is our former Chief Executive Officer and former Executive Chairman of the Board and stopped serving as our Chief Executive Officer in November 2007 and as Executive Chairman of the Board in July 2008. Harry T. Rein, a director until August 2008, has served as a General Partner with Foundation Medical Partners since March 2003. Additional detail regarding these stockholders and their equity holdings is provided in "Security Ownership of Certain Beneficial Owners and Management" above.

(2)
Upon completion of our initial public offering, these shares converted into 485,309 shares of our Common Stock.

(3)
Upon completion of our initial public offering, these shares converted into 71,164 shares of our Common Stock.

(4)
Upon completion of our initial public offering, these shares converted into 104,539 shares of our Common Stock.

Loan Program

        In 2007, we made a loan of $112,500 to Michael Forese, bearing interest at an annual rate of 4.58% pursuant to a full recourse promissory note. In August 2007, we paid a special bonus of $165,696 to Mr. Forese and, subsequently, the remaining outstanding principal and interest balance of the loan of approximately $115,000, which was the largest outstanding amount under the loan at any given time, was repaid in its entirety. Mr. Forese made no payments with respect to principal or interest under the loan other than the repayment in connection with his special bonus in August 2007.

Stock Options Granted to Executive Officers and Directors

        We have granted stock options to our executive officers and directors, as more fully described in the section entitled "Executive Compensation."

Indemnification Agreements

        We have entered, and intend to continue to enter, into indemnification agreements with our directors and executive officers. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are CardioNet stockholders will be "householding" our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your broker. Direct your written request to CardioNet, Inc., Martin P. Galvan, Corporate Secretary, 227 Washington Street #300, Conshohocken, Pennsylvania 19428 or contact Ms. Roberts at (610) 729-7000. Stockholders who currently receive multiple copies of the proxy statement at their addresses and would like to request "householding" of their communications should contact their brokers.

OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors
Martin P. Galvan Secretary

September 22, 2008

 CARDIONET, INC.

227 Washington Street #300
Conshohocken, Pennsylvania 19428

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 23, 2008

        The undersigned hereby appoints Arie Cohen and Martin P. Galvan, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of CardioNet, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of CardioNet, Inc. to be held at the Philadelphia Marriott West located at 111 Crawford Avenue, West Conshohocken, Pennsylvania 19428 on October 23, 2008, at 9:00 a.m. local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, and with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

(Continued and to be signed on the reverse side)

 ANNUAL MEETING OF STOCKHOLDERS OF

CARDIONET, INC.

Thursday, October 23, 2008

PROXY VOTING INSTRUCTIONS

MAIL — Sign, date and mail your proxy card in the envelope provided as soon as possible.

—OR—

TELEPHONE — Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.

—OR—

INTERNET — Access "www.voteproxy.com" and follow the on-screen instructions. Have your proxy card available when you access the web page.

—OR—

IN PERSON — You may vote your shares in person by attending the Annual Meeting.

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time October 22, 2008.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH NOMINEE FOR DIRECTOR NAMED BELOW
AND A VOTE "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.
To elect two Class I directors, Ronald A. Ahrens and Fred Middleton, to hold office until the 2011 Annual Meeting.

NOMINEES:
☐	FOR ALL NOMINEES	☐ Ronald A. Ahrens ☐ Fred Middleton
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT"
                                and fill in the circle next to each nominee you wish to withhold, as shown here:  ☒

		FOR	AGAINST	ABSTAIN
2.	To ratify the selection by the Audit Committee of our Board of Directors of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2008.	☐	☐	☐
Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held On October 23, 2008
PROXY STATEMENT FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 23, 2008
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NOMINEE NAMED ABOVE.
INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
PROPOSAL 2 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
TRANSACTIONS WITH RELATED PERSONS
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS
CARDIONET, INC. 227 Washington Street #300 Conshohocken, Pennsylvania 19428 PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 23, 2008
ANNUAL MEETING OF STOCKHOLDERS OF CARDIONET, INC. Thursday, October 23, 2008